SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 6, 2006

FONIX CORPORATION

(Exact name of registrant as specified in its Charter)

Delaware

      0-23862

    22-2994719

(State or other jurisdiction

(Commission File Number)   (IRS Employer

  of incorporation)

  Identification No.)

9350 South 150 East, Suite 700, Sandy, Utah              84070

(Address of principal executive offices)

(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 553-6600

Item 1.01

Entry into a Material Definitive Agreement

Item 3.02

Unregistered Sales of Equity Securities

Item 5.03

Amendments to Articles of Incorporation or Bylaws

Exchange of Series K Preferred Stock for Series J Preferred Stock

On February 6, 2006, Fonix Corporation (the “Company”) entered into a Series K 5% Convertible Preferred Stock Exchange Agreement (the “Exchange Agreement”) with Southridge Partners, LP (“Southridge”), a Delaware limited partnership.  Pursuant to the Exchange Agreement, Southridge exchanged 1,093 shares of Series J 5% Convertible Preferred Stock for 1,093 shares of the Company’s Series K 5% Convertible Preferred Stock (the “Series K Preferred Stock”).

The Series K Preferred Stock entitles Southridge to receive dividends in an amount equal to 5% of the stated value of the then-outstanding balance of shares of Series K Preferred Stock.  The dividends are payable in cash or shares of the Company’s Class A common stock, at the Company’s option.

The Series K Preferred Stock may be converted into common stock of the Company at the option of the holder by using a conversion price of $0.01 per share.

Redemption of the Series K Preferred Stock, whether at our option or that of Southridge, requires us to pay, as a redemption price, the stated value of the outstanding shares of Series K Preferred Stock to be redeemed, together with any accrued but unissued dividends thereon, multiplied by one hundred ten percent (110%).

Because the shares of Series K were issued in exchange for the remaining outstanding shares of Series J Preferred Stock, we did not receive any proceeds in connection with the issuance of the Series K Preferred Stock.

In connection with the issuance of the Series K Preferred Stock, we filed with the State of Delaware a Certificate of Designation and Series K 5% Convertible Stock Terms (the “Series K Terms”), which become a part of our Certificate of Incorporation, as amended.

Subsequent to filing, but prior to the issuance of any shares of Series K Preferred Stock, the Company agreed with Southridge to amend the Series K Terms to put a conversion cap of 1.0%, in lieu of a 4.99% conversion cap.  The Company and Southridge entered into an Amended and Restated Series K 5% Convertible Preferred Stock Exchange Agreement, with the only change being the change in the conversion cap.  The Company filed the amended Series K Terms with the Delaware Secretary of State.

Under the Exchange Agreement and the Series K Terms, Southridge may convert shares of Series K Preferred Stock into shares of our common stock.  Our issuances of shares of common stock upon any conversion of the Series K Preferred Stock will be made without registration under the securities Act of 1933 (the “1933 Act”) in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder.

ITEM 9.01.   Financial Statements and Exhibits

(a)

Financial Statements

None

(b)

Exhibits

Amended Certificate of Designation of Rights and Preferences for Series K 5% Convertible Preferred Stock of Fonix Corporation.

99

Amended and Restated Series K 5% Convertible Preferred Stock Exchange Agreement, dated as of February 6, 2006, between Fonix Corporation and Southridge Partners, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONIX CORPORATION

(Registrant)

Date: February 7, 2006

By:

/s/ Roger D. Dudley

Roger D. Dudley

Executive Vice President and Chief Financial Officer (Principal Accounting Officer)